STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Filing Acknowledgement

July 11, 2008

Job Number
C20080711-0940

Corporation Number
E0401582005-2

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20080464411-70	July 11, 2008 10:40:43 AM

Corporation Name	**Registered Agent**
NANODYNAMICS HOLDINGS, INC.	RESIDENT AGENTS OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
[signature]	20080464411-70
Ross Miller	Filing Date and Time
Secretary of State	07/11/2008 10:40 AM
State of Nevada	Entity Number
	E0401582005-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MYSTICA CANDLE CORP.

2. The articles have been amended as follows (provide article numbers, if available):

Article One: The name of the corporation is NanoDynamics Holdings, Inc.
Article Three: The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred ninety million (290,000,000) shares of common stock with one vote per share, $0.001 par value per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, $ 0.001 par value per share (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") or any committee thereof established by resolution of the Board of Directors pursuant to the By-Laws prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 58.6%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

THE INCORPORATOR, INC.
20 ROBERT PITT DR, STE 214
MONSEY, NY 10952

July 11, 2008

Job Number: C20080711-0940

Job Contents:

NV Corp Filing Acknowledgement(s):	1
File Stamped Copy(s):	1

Special Handling Instructions:

1HR FAX 845-818-3588

AMEND SENT FEDX 796026330956 - MRK 7/11/08

THE INCORPORATOR, INC.
20 ROBERT PITT DR, STE 214
MONSEY, NY 10952